UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2025

OWLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 West Maple Loop Drive Suite 203 Lehi, Utah	84048
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02. Other Events. Results of Operations and Financial Condition.
On October 21, 2025, Owlet, Inc. (the “Company”) disclosed in a preliminary prospectus supplement related to the Offering (as defined below) certain preliminary unaudited financial results for the three months ended September 30, 2025 and as of September 30, 2025 including that:
•Revenue for the three months ended September 30, 2025 is estimated to be $30 million to $32 million, compared to $22.1 million for the corresponding period of 2024.
•Gross margin for the three months ended September 30, 2025 is estimated to be approximately 49.5%-51%, compared to 52.2% for the corresponding period of 2024, a decrease the Company believes is primarily attributable to the impact of tariffs on its cost of goods sold.
•Cash and cash equivalents as of September 30, 2025 are estimated to be approximately $23.8 million, which includes approximately $18.6 million in additional borrowings during the three months ended September 30, 2025 under the Company’s asset-based revolving credit facility.
The preliminary unaudited third quarter 2025 financial results (the "preliminary financial information") are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim financial statements and other operational procedures. This preliminary financial information is the responsibility the Company’s management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the three months ended September 30, 2025, and the Company’s actual results could be materially different from the preliminary financial information provided above. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying preliminary financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in the Company’s annual report on Form 10-K for the year ended December 31, 2024 relates to the Company's previously issued financial statements. It does not extend to the preliminary financial information and should not be read to do so.
During the course of the preparation of the Company’s financial statements and related notes as of and for the three and nine months ended September 30, 2025, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by PricewaterhouseCoopers LLP.
The Company is furnishing the information contained in Item 2.02 of this report pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “Commission”). Such information shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On October 21, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and TD Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 4,196,000 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $7.15 per Share, less underwriting discounts and commissions (the “Offering”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 629,400 additional shares of Common Stock at the public offering price per share, less underwriting discounts and commissions. The Company intends to use the net proceeds of the Offering to support continued commercialization and research and development, and for general corporate purposes.
The Shares are being offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-281556), filed by the Company with the Commission on August 14, 2024. A final prospectus relating to the Offering was filed with the Commission on October 22, 2025 (the “Prospectus”).
The Company and the Company’s directors and executive officers and certain stockholders also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the Representatives, subject to certain exceptions as described in the Prospectus, for 90 days after the date of the Prospectus.
The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.
A copy of the opinion of Potter Anderson & Corroon LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated as of October 21, 2025, by and among Owlet, Inc., William Blair & Company, L.L.C., TD Securities (USA) LLC and the several underwriters named therein.
5.1	Opinion of Potter Anderson & Corroon LLP.
23.1	Opinion of Potter Anderson & Corroon LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWLET, INC.

Date: October 22, 2025	/s/ Amanda Crawford
Amanda Crawford
Chief Financial Officer